===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       WORKGROUP TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                       WORKGROUP TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                       WORKGROUP TECHNOLOGY CORPORATION
                              91 Hartwell Avenue
                        Lexington, Massachusetts 02421

                                ---------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be held on July 28, 2000

                                ---------------

To the Stockholders of Workgroup Technology Corporation:

      The Annual Meeting of Stockholders of Workgroup Technology Corporation (the "Corporation"), a Delaware corporation, will be held on Friday, July 28, 2000 at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, 02110 for the following purposes:

    1. To elect one (1) Class II director to serve for a three-year term or until his successor is elected and qualified.

    2. To amend and restate the Corporation's 1996 Non-Employee Director Stock Option Plan to (i) increase the number of shares of the Corporation's Common Stock, $0.01 par value per share (the "Common Stock"), available for issuance thereunder to 300,000 shares and (ii) amend Section 4 thereof so that upon the initial election to the Corporation's Board of Directors and after each three year period of service on the Board of Directors, a director shall receive an option to purchase 48,000 shares of Common Stock.

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Only stockholders of record at the close of business on June 15, 2000 are entitled to notice of and to vote at the meeting and any adjournments thereof.

      All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                          By Order of the Board of Directors

                                          /s/ Patrick H. Kareiva

                                          Patrick H. Kareiva
                                          Secretary

Lexington, Massachusetts
June 26, 2000

                       WORKGROUP TECHNOLOGY CORPORATION

                                ---------------

                                PROXY STATEMENT

                                 June 26, 2000

      Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Workgroup Technology Corporation (the "Corporation"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Friday, July 28, 2000, at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, 02110.

      Only stockholders of record at the close of business on June 15, 2000 (the "Record Date") will be entitled to receive notice of and to vote at the meeting and any adjournments thereof. As of that date, 8,012,407 shares of common stock, $.01 par value per share (the "Common Stock"), of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it (i) by filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Workgroup Technology Corporation, 91 Hartwell Avenue, Lexington, Massachusetts, 02421, Attention:
Secretary, at or before the taking of the vote at the Annual Meeting.

      The representation in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from a nominee for election as a director, as well as abstentions and broker "non-votes" with respect to all other matters being submitted to stockholders, are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      In the election of the Class II director, the nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as a director. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

      The persons named as attorneys-in-fact in the proxies, Patrick H. Kareiva and Cathey M. McDyer, are employees and/or officers of the Corporation. All properly executed proxies returned in time to be counted at the meeting will be voted as stated below under "Election of Director." Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of a director, the stockholders will consider and vote upon a proposal to amend and restate the Corporation's 1996 Non-Employee Director Stock Option Plan to (i) increase the number of shares of the Corporation's Common Stock, $0.01 par value per share (the "Common Stock"), available for issuance thereunder to 300,000 shares and (ii) amend Section 4 thereof so that upon the initial election to the Corporation's Board of Directors and after a three year period of service on the Board of Directors, such director shall receive an option to purchase 48,000 shares of Common Stock. Where a choice has been specified on the proxy with respect to the foregoing matter, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

      The Board of Directors knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken and upon which the proxies may exercise discretion under applicable law, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

      An Annual Report to Stockholders, containing financial statements for the fiscal year ended March 31, 2000, is being mailed together with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the form of proxy were first mailed to stockholders on or about June 26, 2000.

             MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table sets forth as of the Record Date: (i) the name and address of each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the Common Stock of the Corporation outstanding at such date; (ii) the name of each director or nominee; and (iii) the name of each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," the number of shares owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for all officers, directors and nominees as a group.

                                                       Amount and
                                                       Nature of    Percent Of
Name and Address of Beneficial Owner                 Ownership(/1/) Class(/2/)
------------------------------------                 -------------- ----------
TA Associates Group(/3/) ...........................   1,534,953       19.2%
 c/o TA Associates, Inc.
 125 High Street
 Boston, MA 02110

Norwest Equity Partners V, L.P.(/4/) ...............     666,666        8.3%
 40 William Street
 Suite 305
 Wellesley, MA 02181

Patrick H. Kareiva(/5/).............................     250,000        3.0%

James M. McConnell..................................       -            -

Douglas A. Catalano.................................       -            -

John P. McDonough...................................       3,000        *

Steven C. Schlesinger...............................       -            -

Thomas J. Bilotta...................................       -            -

All officers, directors and nominees as a group (6
 persons)(/6/)......................................     250,000        3.0%

--------------
 * Less than 1.0%.

(1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to the shares. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2) Applicable percentage of ownership as of the Record Date is based upon 8,012,407 shares of Common Stock outstanding on such date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3) Includes 880,086 shares of Common Stock owned by Advent VI L.P.; 406,946 shares of Common Stock owned by Advent Atlantic and Pacific II L.P.; 88,007 shares of Common Stock owned by Advent New York L.P.; 146,711 shares of Common Stock owned by Advent Industrial II L.P.; and 13,203 shares of Common Stock owned by TA Venture Investors L.P. Advent VI L.P., Advent Atlantic and Pacific II L.P., Advent New

     York L.P., Advent Industrial II L.P. and TA Venture Investors L.P. are part of an affiliated group of investment partnerships collectively referred to as the TA Associates Group. TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors Limited Partnership. The foregoing information is based upon a Schedule 13G filed on February 14, 2000.

(4) Information based on a Schedule 13G which was filed with the Securities and Exchange Commission on February 5, 1998.

(5) Includes 250,000 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 250,000 shares of Common Stock.

(6) Includes 250,000 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 250,000 shares of Common Stock.

                                  PROPOSAL 1
                             ELECTION OF DIRECTOR

      The Board of Directors is currently fixed at three members. The Board of Directors is divided into three classes, each of which may consist of only one more director than as in any other class. As of the date of this Proxy Statement, there is one Class I director, one Class II director and one Class III director. Each director serves for a three-year term. The term of the Class II director will expire at this Meeting. All directors will hold office until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Mr. James M. McConnell is the current Class I director; Mr. Patrick H. Kareiva is the current Class II director; and Mr. Douglas A. Catalano is the current Class III director.

      The Board of Directors has nominated and recommended that Mr. Kareiva, who is currently a Class II Director, be elected as Class II director, to hold office until the 2003 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or until his earlier resignation or removal. The Board of Directors knows of no reason why the nominee should be unable or unwilling to serve, but if the nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Except as described in the preceding sentence, unless otherwise instructed, the proxy holders will vote the proxies received by them for Patrick H. Kareiva.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
             A VOTE "FOR" PATRICK H. KAREIVA AS CLASS II DIRECTOR.

      The following table sets forth the nominee to be elected at the meeting and, for each director whose term of office will extend beyond the meeting, the year such nominee or director was first elected a director, the position currently held by the nominee and each director with the Corporation, the year the nominee's or director's term will expire and class of director of the nominee and each director:

 Nominee's or Director's
           Name
   and Year Nominee or
         Director               Position(s) with the       Year Term  Class of
 First Became a Director            Corporation           Will Expire Director
 -----------------------        --------------------      ----------- --------
 Nominee:

 Patrick H. Kareiva 1999   Chairman, Director, President,    2003        II
                              Chief Executive Officer,
                              Chief Financial Officer,
                              Treasurer and Secretary

 Continuing Directors:

 James M. McConnell 2000              Director               2002        I

 Douglas A. Catalan0 2000             Director               2001       III

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the director nominees to be elected at the meeting, the directors and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

Name                      Age                     Position
----                      ---                     --------
Patrick H. Kareiva.......  56 Chairman, Director, President, Chief Executive
                               Officer, Chief Financial Officer, Treasurer and
                               Secretary

Douglas A. Catalano
 (/1/)...................  49 Director

James M. McConnell
 (/1/)...................  59 Director

--------------
(1) Member of Compensation Committee and Audit Committee.

      Mr. Kareiva was appointed Director, President, Chief Executive Officer and Secretary of the Corporation in September, 1999, Chief Financial Officer and Treasurer in November, 1999 and Chairman in June 2000. From 1980 to 1999, Mr. Kareiva was President and sole proprietor of Rockledge Group, a management consulting firm providing strategic planning, business development and corporate restructuring consulting services to the high technology industry. Concurrently, from 1996 to 1997, Mr. Kareiva also served as President and Chief Financial Officer of Scitex America Corporation, a wholly-owned subsidiary of Scitex Corporation, Ltd., which provided digital imaging systems and services to the graphic arts industry.

      Mr. Catalano was appointed a Director of the Corporation in June 2000. Since October 1999, Mr. Catalano has served as President, CEO, and a Director of Granitar Incorporated, an Internet consulting and systems solutions firm. From August 1998 until October 1999, he was a Principal and Sole Proprietor of Swan Partners, a management consulting firm. From December 1996 until August 1998, Mr. Catalano served as President, CEO, and a Director of Peritus Software Services, Inc., a provider of solutions for managing software assets. From November 1982 until December 1996, Mr. Catalano held various positions at Computer Sciences Corporation, including that of President of CSC Consulting, a division of Computer Sciences Corporation, a provider of information technology services to commercial and government markets. Mr. Catalano currently serves as a Director of InCert Software Corporation, a provider of tools for software analysis.

      Mr. McConnell was appointed a Director of the Corporation in June 2000. Since April 1990, he has served as President, CEO, and a Director of Instron Corporation, a provider of materials and structural testing systems and services. From 1987 through 1990, he was President and CEO of Automatic Switch Company, and also formerly served as President of Rosemont, Inc., both wholly-owned subsidiaries of Emerson Electric Corporation, a diversified manufacturer of commercial, industrial, and consumer products. Mr. McConnell currently serves as a Director of ESCO Technologies, Inc., a provider of industrial and commercial products and systems.

      Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Board of Directors met eight times during the fiscal year ended March 31, 2000. Each of the directors attended 100% of the aggregate of all meetings of the Board of Directors and Compensation and Audit Committees, of which they were a member thereof during fiscal 2000. The Audit Committee of the Board of Directors reviews with management and the Corporation's independent public accountants the Corporation's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Corporation and its accounting controls and procedures and such other matters as the committee deems appropriate. During fiscal 2000, the Audit Committee, which consisted of Stephen Gaal and Charles Moran, former directors of the Corporation, met five times. The Compensation Committee makes recommendations concerning the salaries and incentive compensation of executive officers of the Corporation and administers the Corporation's stock plans. During fiscal 2000, the Compensation Committee, which consisted of Messrs. Gaal and Moran, did not meet. The Board of Directors does not currently have a standing nominating committee.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary
      The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Corporation in all capacities during the fiscal years ended March 31, 2000, 1999 and 1998, as applicable, to the (i) two individuals who served as the Corporation's Chief Executive Officer during fiscal year 2000 and (ii) two former executives who received total annual salaries and bonuses in excess of $100,000 in fiscal 2000. These four individuals are collectively referred to as the "Named Executive Officers." No current executive officer of the Corporation, other than Mr. Kareiva, received total annual salary and bonus in excess of $100,000 in fiscal 2000.

                          Summary Compensation Table

                                                                       Long-Term
                                                                      Compensation
                                       Annual Compensation(/1/)       Awards(/2/)
                                     ----------------------------- ------------------
Name and                      Fiscal                  Other Annual     Securities        All other
Principal Position             Year   Salary   Bonus  Compensation Underlying Options Compensation ($)
------------------            ------ -------- ------- ------------ ------------------ ----------------
Patrick H. Kareiva(/3/)(/4/)   2000  $179,415    -         -               -           $100,000(/5/)
 ...........................
 Chairman, Director,
 President, Chief Executive
 Officer, Chief Financial
 Officer, Treasurer and
 Secretary

John P. McDonough(/6/)......   2000  $ 80,103    -         -             25,000        $  6,308(/7/)
 President, Chief              1999  $160,000 $30,000      -            100,000              -
 Executive Officer             1998  $147,263    -         -            200,000              -
 and Director

Steven C. Schlesinger(/8/)..   2000  $ 64,167 $52,333   $20,935          25,000        $ 62,827(/9/)
 Vice President--              1999  $110,000 $38,190   $21,734          20,000              -
 Business Development

Thomas J. Bilotta(/10/) ....   2000  $ 87,500 $26,250      -             20,000        $79,327(/11/)
 Senior Vice President--       1999  $150,000 $20,700      -             50,000              -
 Research and                  1998  $124,519 $ 7,200      -            100,000              -
 Development

--------------
(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Corporation and certain perquisites and other personal benefits, securities or property received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's aggregate salary and bonus disclosed in this table.

(2) The Corporation did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payments during fiscal 2000, 1999 or 1998.

(3) Mr. Kareiva was appointed Director, President, Chief Executive Officer and Secretary of the Corporation in September 1999, Chief Financial Officer and Treasurer in November 1999 and Chairman in June 2000.

(4) Mr. Kareiva will receive salary continuation at his then current annual base salary for twelve months and a bonus payment based on a percentage of total revenue of the Corporation if the Corporation terminates his employment other than for cause or upon a change of control. See also "Employment Contracts".

(5) Represents the Corporation's payment of a recruiting fee to an affiliate of Mr. Kareiva.

(6) Mr. McDonough resigned as President, Chief Executive Officer and Director of the Corporation on September 20, 1999.

(7)  Represents the payment of accrued vacation.

(8) Mr. Schlesinger resigned as Vice President--Business Development on October 31, 1999.

(9) Includes the payment of $7,827 for accrued vacation and a severance payment of $55,000.

(10) Mr. Bilotta resigned as Senior Vice President--Research and Development on October 14, 1999.

(11) Includes the payment of $4,327 for accrued vacation and a severance payment of $75,000.

Option Grants in Last Fiscal Year
      The following table sets forth each grant of stock options made during the year ended March 31, 2000 pursuant to the Corporation's 1996 Stock Plan to each of the Named Executive Officers.





                                   Individual Grants(/1/)(/2/)                 Potential Realizable
                       -------------------------------------------------------   Value at Assumed
                                     % of Total                                   Annual Rates of
                       Number of      Options                                       Stock Price
                       Securities    Granted to                                    Appreciation
                       Underlying    Employees                                 For Option Term(/4/)
                        Options      in Fiscal  Exercise Price(/3/) Expiration ---------------------
Name                   Granted(#)       Year         ($/Share)         Date      5%($)      10%($)
----                   ----------    ---------- ------------------- ---------- ---------- ----------
Patrick H. Kareiva         -             -               -              -          -          -

John P. McDonough        25,000(/5/)    5.83%          $1.59         12/29/99  $    1,992 $    3,985

Steven C. Schlesinger    25,000(/5/)    5.83            1.59          1/29/00       1,992      3,985

Thomas J. Bilotta        20,000(/5/)    4.66            1.59          1/29/00       1,594      3,188

--------------
(1) The Corporation granted options representing an aggregate of 429,075 shares to 65 employees and directors of the Corporation in fiscal 2000 under the Corporation's 1996 Stock Plan and 1996 Non-Employee Director Stock Option Plan.

(2) The options, which were granted under the 1996 Plan, vest at the rate of 25% of the shares underlying the options one year from the date of grant and approximately 2% monthly thereafter.

(3) The exercise price per share of each option was determined by the Compensation Committee to be equal to the fair market value per share of Common Stock on the date of grant.

(4) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(5) The options to purchase shares of Common Stock have either expired by their terms or were forfeited upon the optionholder's termination of employment with the Corporation.

Aggregate Option Exercises and Year-End Values
      At fiscal year-end, all options granted to the Named Executive Officers (other than Mr. Kareiva, who, as of fiscal year-end 2000, did not hold an option to purchase shares of the Corporation's Common Stock) either expired by their terms or were forfeited upon each Named Executive Officer's termination of employment with the Corporation. No options were exercised by the Named Executive Officers during the year ended March 31, 2000.

Stock Plans
      The Corporation currently has four stock ownership plans: the 1992 Stock Plan; the 1996 Stock Plan; the 1996 Employee Stock Purchase Plan and the 1996 Non-Employee Director Stock Option Plan. Although there are no proposed amendments to any of the plans, other than as set forth in Proposal 2 below, Rule 16b-3 under the Exchange Act, requires that certain information regarding the plans be furnished to stockholders of the Corporation. Following is a summary of the material features of each of the plans (please see Proposal 2 for a summary of the 1996 Non-Employee Director Stock Option Plan).

1992 Stock Plan
      The Corporation's 1992 Stock Plan (the "1992 Plan") was adopted by the Corporation's Board of Directors on May 12, 1992 and approved by the Corporation's stockholders on May 13, 1992. The 1992 Plan provides for the issuance of up to 54,377 shares of the Corporation's Common Stock. The Corporation's Board of Directors resolved on January 26, 1996, that as of the effective date of the Corporation's initial public offering, March 21, 1996, no further options be granted under the 1992 Plan. Currently, 13 employees, former employees and officers hold options under the 1992 Plan.

      Under the terms of the 1992 Plan, incentive stock options ("ISOs") may be granted to employees of the Corporation and non-qualified stock options ("NQSOs"), stock awards and purchase rights may be granted to employees, consultants and directors of the Corporation. Options granted under the 1992 Plan expire ten years from the date of grant. Options granted under the 1992 Plan are not transferable by the optionholder except by will or by the laws of descent and distribution. ISOs granted under the 1992 Plan expire not more than ten years from the date of grant (or not more than five years from the date of grant in the case of ISOs granted to an employee or officer holding 10% or more of the voting stock of the Corporation). Generally, options issued under the 1992 Plan vest at a rate of 20% after one year, with the remainder vesting in equal quarterly installments over the next four years.

      As of the Record Date, (i) options to purchase 54,377 shares of Common Stock at a weighted average exercise price of $1.00 per share were outstanding under the 1992 Plan; (ii) 769,446 shares of Common Stock of the Corporation had been acquired upon the exercise of options with a weighted average exercise price of $0.32; (iii) stock purchases totaling 509,165 shares of Common Stock had been made pursuant to direct purchase rights granted under the 1992 Plan with an aggregate purchase price of $7,637; and (iv) stock awards totaling 45,170 shares of Common Stock had been granted under the 1992 Plan.

1996 Stock Plan
      The Corporation's 1996 Stock Plan (the "1996 Plan") was adopted by the Board of Directors and approved by the Corporation's stockholders on January 26, 1996. The 1996 Plan provides for the grant of ISOs to employees and the grant of NQSOs, stock awards and purchase rights to employees, consultants, directors and officers of the Corporation. The 1996 Plan provides for the issuance of up to 3,000,000 shares of the Corporation's Common Stock. Currently, 48 employees (including a director who is also an employee and an officer of the Corporation) and two non-employee directors of the Corporation are eligible to participate in the 1996 Plan.

      The 1996 Plan is administered by the Compensation Committee of the Board of Directors, which currently consists of Messrs. McConnell and Catalano, two outside directors of the Corporation. Subject to the provisions of the 1996 Plan, the Compensation Committee has the authority to (i) determine to whom options, awards and purchases shall be granted; (ii) determine the time at which options or awards shall be granted or purchases made; (iii) determine the purchase price of shares subject to each option or purchase; (iv) determine whether each option granted shall be an ISO or an NQSO; (v) determine when each option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding options may be exercised; (vii) determine whether restrictions are to be imposed on shares subject to options, awards and purchases; and (viii) interpret the 1996 Plan and prescribe and rescind rules and regulations relating to it. The Compensation Committee determines the exercise price per share for NQSOs, awards and purchases under the 1996 Plan, so long as such exercise price is no less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Corporation may be organized. The exercise price per share for each ISO granted under the 1996 Plan may not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, the price per share for such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. An option is not transferable by the optionholder except by will or by the laws of descent and distribution. Each option expires on the date specified by the Compensation Committee, but not more than (i) ten years from the date of grant in the case of options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation. Generally, no ISO may be exercised more than 90 days following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a maximum of 180 days after such termination. No options, Awards or Purchases may be granted under the 1996 Plan after January 26, 2006.

      As of the Record Date, options to purchase 1,628,318 shares of Common Stock at a weighted average exercise price of $1.68 per share were outstanding under the 1996 Plan, and no Awards or Purchases had been granted under the 1996 Plan.

1996 Employee Stock Purchase Plan
      The 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan") was adopted by the Board of Directors and approved by the Corporation's stockholders on January 26, 1996. The 1996 Purchase Plan provides for the issuance of up to 350,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees. Currently, 40 employees of the Corporation are eligible to participate in the 1996 Purchase Plan.

      The 1996 Purchase Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Corporation, except employees who own five percent or more of the Corporation's stock or whose customary employment is 20 hours or less per week and more than five months in any calendar year, are eligible to participate in the 1996 Purchase Plan. Directors who are not employees of the Corporation may not participate in the 1996 Purchase Plan. To participate in the 1996 Purchase Plan, an employee must authorize the Corporation to deduct an amount (not less than one percent nor more than 10% of a participant's total cash compensation) from his or her pay during six-month offering periods commencing on February 1 and August 1 of each year (each a "Plan Period"). In no case may an employee purchase more than 1,000 shares in any Plan Period. Employees may participate in the 1996 Purchase Plan only to the extent that the employee's right to purchase stock under the 1996 Purchase Plan, and under all other employee stock purchase plans of the Corporation under Section 432(b) of the Internal Revenue Code of 1986, as amended, does not exceed $25,000 of the fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The exercise price of options shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of such Plan Period or (ii) 85% of the average market price of the Common Stock on the last business day of such Plan Period. The employee shall be entitled to exercise such option only to the extent of the employee's accumulated payroll deductions on the last day of such Plan Period. If an employee's accumulated payroll deductions on the last day of a Plan Period would enable him or her to purchase more shares than are permitted to be purchased under the 1,000 shares or $25,000 limitations described above, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be refunded to the employee, without interest, by the Corporation.

      An employee may not be granted an option if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Corporation. Employees who own shares possessing 5% or more of the total combined voting power of the Corporation (or who will, upon the grant of such option, own shares possessing 5% or more of the total combined voting power of the Corporation) are not eligible for participation in the 1996 Purchase Plan.

      An employee's rights under the 1996 Purchase Plan will terminate upon the employee's termination of employment or his voluntary withdrawal from the 1996 Purchase Plan. An employee's rights under the 1996 Purchase Plan may not be transferred or assigned to any other person other than by will or the laws of descent and distribution. Any option granted under the 1996 Purchase Plan to an employee may be exercised, during the employee's lifetime, only by the employee. No options may be granted under the 1996 Purchase Plan after January 26, 2006.

      As of the Record Date, 100,313 shares had been purchased under the 1996 Purchase Plan.

Bonuses
      Mr. Kareiva and certain other executive officers of the Corporation participate in the Corporation's Executive Management Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan provides for the award of cash bonuses and stock option grants in amounts determined by the Compensation Committee and approved by the Board of Directors. Cash bonuses and options are awarded under the Incentive Plan upon attainment of pre-established goals. Options are typically awarded upon attainment of Corporation objectives. Cash bonuses can be earned either through the attainment of Corporation financial goals or individual management objectives established at the beginning of the fiscal year.

Employment Contracts
      The Corporation has an employment agreement with Mr. Kareiva. Pursuant to the terms of Mr. Kareiva's employment agreement, upon a change of control of the Corporation or if the Corporation terminates Mr. Kareiva's employment for any reason other than for cause, Mr. Kareiva will be entitled to receive the following amounts: (1) salary continuation at his then current annual base salary, which is currently $360,000, for twelve months and (2) a pro rated bonus payment of (a) if such termination occurs in fiscal 2001, an amount equal to 2% of total revenue of the Corporation or (b) if such termination event occurs in fiscal 2002, an amount mutually agreeable by the Corporation and Mr. Kareiva provided that such amount is at least 60% of the annualized average of the quarterly bonuses received in the third and fourth quarters of fiscal 2001.

Report on Executive Compensation
      This report is submitted by the Board of Directors of the Corporation (the "Board"). The Board administered the Corporation's executive compensation program during the fiscal year ended March 31, 2000. The Board is responsible for reviewing and administering the Corporation's stock plans and reviewing and approving compensation matters concerning the executive officers of the Corporation.

      The executive compensation program uses a combination of base salary, cash bonuses and long-term incentive compensation in the form of stock options to achieve the following goals:

    . To enhance profitability of the Corporation and increase stockholder value

    . To reward executives consistent with the Corporation's annual and long-term performance goals

    . To provide competitive compensation that will attract and retain qualified executives

    . To recognize individual initiative and achievement

      Base salary compensation levels for each of the Corporation's executive officers are determined by evaluating the individual officer's responsibilities, experience and performance, the internal equity of compensation levels among executive officers, as well as generally available information regarding salaries paid to executive officers with comparable qualifications at companies in businesses comparable to the Corporation.

      Cash bonuses are determined quarterly and annually pursuant to the Incentive Plan and are based on the Corporation's achievement of targeted measures of financial performance, including revenue, profit and cost-saving goals, and, in certain cases, the achievement of non-financial objectives in the officer's area of responsibility.

      Long-term incentive compensation in the form of stock option grants is designed to align the interests of executive officers more closely with those of the Corporation's stockholders by allowing those officers to share in long-term appreciation in the value of the Corporation's Common Stock. It is the Corporation's policy to grant stock options to executive officers at the time they join the Corporation in an amount consistent with the employee's position and level of seniority. In addition, the Board, at its discretion, generally makes additional performance-based option grants. In making such performance-based grants, the Board considers both individual and general corporate performance, recommendations of the Chief Executive Officer, existing levels of officer stock ownership and previous option grants and the current stock price. For additional information regarding the grant of options in fiscal 2000, see the table under the heading "Option Grants in Last Fiscal Year."

      Mr. Kareiva's Compensation. Compensation for the Corporation's President and Chief Executive Officer, Patrick H. Kareiva, is determined in accordance with the policies applicable to other executive officers of the Corporation described above. When Mr. Kareiva was hired in September 1999 as President and Chief Executive Officer of the Corporation, his base salary was set at $336,000. Pursuant to Mr. Kareiva's compensation plan, he was eligible for a bonus of up to approximately 50% of his base salary upon the attainment of certain performance objectives. Mr. Kareiva's compensation has been determined by the outside members of the Board based on his responsibilities, experience and the comparable compensation plan provided to the former President and Chief Executive Officer of the Corporation. For additional information regarding Mr. Kareiva's fiscal 2000 compensation, see the tables under the headings "Summary Compensation Table" and "Option Grants in Last Fiscal Year."

      Other Benefits. The Corporation also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Corporation offers a stock purchase plan, under which employees may purchase Common Stock at a discount. The Corporation also maintains insurance and other benefit plans for its employees.

      Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deduction to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Board has considered these requirements and the proposed regulations. It is the Board's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes by those subsidiaries of the Corporation that are subject to taxation in the United States. The Board believes that the Corporation's 1996 Stock Plan currently qualifies for an exception to the requirements of Section 162(m) and, subject to the prior sentence, will take whatever further action is necessary to satisfy Section 162(m) requirements for compensation paid pursuant to the 1996 Stock Plan.

      Respectfully submitted by the Board of Directors this 31st day of May, 2000:

                                          James M. Carney
                                          Stephen J. Gaal
                                          Patrick H. Kareiva
                                          Charles E. Moran

Compensation of Directors
      During the fiscal year ended March 31, 2000, neither employee nor non-employee Directors received cash compensation for their service as members of the Board of Directors. Non-employee directors are eligible for participation in the 1996 Plan and the Director Plan. See "Stock Plans" and "Proposal 2".

Stock Performance Graph
      The following graph compares the percentage change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering on March 21, 1996 through March 31, 2000, with the cumulative total return for the Nasdaq Stock Market (U.S. companies) and the Corporation's "Industry Index." The Corporation selected an index of companies in the prepackaged software industry as its industry group. Accordingly, the Industry Index reflects the performance of all companies in the prepackaged software industry with 7372 as their Primary Standard Industrial Classification Code Number. The comparison assumes $100 were invested on March 21, 1996 in the Corporation's Common Stock at the $15.00 initial offering price and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                  Comparison of Cumulative Total Return/(1)/
                             [GRAPH APPEARS HERE]


                                                 FISCAL YEAR ENDING
                        ---------------------------------------------------------------------
COMPANY/INDEX/MARKET    3/21/1996   3/29/1996   3/31/1997   3/31/1998   3/31/1999   3/31/2000
Workgroup Tech           100.00      144.20       28.33       25.87       11.67       12.53
Prepackaged Software     100.00      100.00      120.20      213.65      309.09      543.61
NASDAQ Market Index      100.00      100.00      111.87      169.07      220.94      406.86

--------------
(1) Prior to March 21, 1996 the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This chart is not "soliciting material", is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filings of the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

      The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on this graph was obtained from Media General Financial Services, a source believed to be reliable, although the Corporation is not responsible for any errors or omissions in such information.

                                  PROPOSAL 2
                   AMENDING AND RESTATING THE CORPORATION'S
                 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

      The Corporation's 1996 Non-Employee Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by the Corporation's stockholders on January 26, 1996. The Director Plan currently provides for the grant of non-qualified stock options to purchase a maximum of 100,000 shares of Common Stock of the Corporation to non-employee directors of the Corporation. Currently, two non-employee directors are eligible to participate in the Director Plan. On May 31, 2000 the Board of Directors approved and recommended to the stockholders that they amend and restate the Director Plan to (i) increase the number of shares of the Corporation's Common Stock available for issuance thereunder to 300,000 shares and (ii) amend
Section 4 thereof so that upon the initial election to the Corporation's Board of Directors and after a three year period of service on the Board of Directors, a director shall receive an option to purchase 48,000 shares of Common Stock. The Board of Directors of the Corporation has temporarily suspended the granting of options under the Director Plan until the stockholders of the Corporation have approved the amendment and restatement of the Director Plan.

Description of the Director Plan
      The Director Plan is administered by the Compensation Committee. Currently under the Director Plan, each director who is neither an employee nor an officer of the Corporation (a "Non-Employee Director") automatically receives an initial non-qualified stock option (a "Non-Qualified Option") to purchase 15,000 shares of Common Stock upon the later of (i) March 21, 1996 or
(ii) the date on which the Non-Employee Director first is elected to the Board of Directors. Each Non-Employee Director who is still a member of the Board of Directors upon the full vesting of his most recently granted option under the Director Plan shall receive automatically during the term of the Director Plan, and without further action by the Board of Directors, an additional Non-Qualified Option to purchase 15,000 shares of Common Stock. All Non-Qualified Options granted under the Director Plan vest in twelve equal quarterly installments beginning three months from the date of grant.

      Upon the amendment and restatement of the Director Plan, a Non-Employee Director that is elected or appointed after June 1, 2000 shall automatically receive an initial Non-Qualified Option to purchase 48,000 shares of Common Stock upon the later of (i) the date on which the stockholders of the Corporation approve the amendment and restatement of the Director Plan or (ii) the date on which the Non-Employee Director first is elected to the Board of Directors. Each Non-Employee Director who is still a member of the Board of Directors upon the full vesting of his most recently granted option under the Director Plan shall receive automatically during the term of the Director Plan, and without further action by the Board of Directors, an additional Non-Qualified Option to purchase 48,000 shares of Common Stock.

      All options granted under the Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant. The term of each option will be for a period of ten years from the date of grant. Options may not be assigned or transferred except by will or by the laws of descent and distribution and are exercisable to the extent vested only while the optionee is serving as a director of the Corporation or within 90 days after the optionee ceases to serve as a director of the Corporation (except that if a director dies or becomes disabled while he or she is serving as a director of the Corporation, the option is exercisable for a one-year period thereafter). No options may be granted under the Directors Plan after January 26, 2006.

      On the Record Date, the market price, as reported by the Nasdaq National Market, of Common Stock, the class of stock underlying all options subject to the Director Plan, was $0.9375 per share. As of the Record Date, options to purchase 32,498 shares of Common Stock, at a weighted average exercise price of $8.86 per share, were outstanding under the Director Plan. Executive officers and employees of the Corporation are not eligible for grants under the Director Plan.

      The Board of Directors believes that the Corporation's ability to continue to attract and retain qualified candidates and the current members of the Board of Directors is in large part dependent upon the Corporation's ability to provide such individuals long-term, equity-based incentives in the form of stock options.

Certain Federal Tax Information
      The following discussion of United States federal income tax consequences of the issuance and exercise of options granted under the Director Plan is based upon the provisions of the Internal Revenue Code of 1986, as amended, as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of the Director Plan or of the requirements that must be met in order to qualify for the described tax treatment. In addition, there may be foreign, state or local tax consequences that are not discussed herein.

      The following general rules are applicable under current federal income tax law to Non-Qualified Options granted under the Director Plan:

      1. In general, the optionee will not recognize any income upon the grant of a Non-Qualified Option, and the Corporation will not be allowed a federal income tax deduction upon such grant.

      2. The optionee generally will recognize ordinary income at the time of exercise of the Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Corporation may be required to withhold income tax on this amount.

      3. When the optionee sells the shares acquired through the exercise of a Non-Qualified Option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

      4. When the optionee recognizes ordinary income attributable to a Non-Qualified Option, the Corporation generally should be entitled to a corresponding federal income tax deduction.

      5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules apply.

      6. Special rules apply if the shares acquired upon the exercise of a Non-Qualified Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
            A VOTE "FOR" AMENDING AND RESTATING THE DIRECTOR PLAN.

                           AUDITORS FOR FISCAL 2001

      The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to serve as auditors for the fiscal year ending March 31, 2001. PricewaterhouseCoopers LLP, has served as the Corporation's auditors since fiscal 1994. It is expected that a member of PricewaterhouseCoopers LLP, will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                             SECTION 16 REPORTING

      Section 16(a) of the Exchange Act, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Mr. James Carney, a former director of the Corporation, failed to file a Form 5 Annual Statement of Changes in Beneficial Ownership of Securities in a timely manner to reflect his gift of 83,332 shares of the Corporation's Common Stock to a third party in January 2000. Mr. Carney subsequently filed such a report that disclosed the aforementioned transaction. Based on its review of the copies of such filings received by it with respect to the fiscal year ended March 31, 2000 and written representations from certain Reporting Persons, the Corporation believes that all other Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended March 31, 2000.

                             STOCKHOLDER PROPOSALS

      Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of Stockholders of the Corporation must be received at the Corporation's principal executive offices not later than February 28, 2001. The deadline for providing timely notice to the Corporation of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of the Corporation is February 28, 2001, provided, however, notice shall not be given prior to January 31, 2001. Further, any proposals must comply with the other procedural requirements set forth in the Corporation's By-laws, a copy of which is on file with the SEC, and as set forth by the SEC. In order to curtail any controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Workgroup Technology Corporation, 91 Hartwell Avenue, Lexington, Massachusetts, 02421, Attention: Corporate Secretary.

                          INCORPORATION BY REFERENCE

      To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Report on Executive Compensation" and "Stock Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                           EXPENSES AND SOLICITATION

      The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting Stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some Stockholders in person or by mail, telephone or telegraph following the original solicitation. The Corporation has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies. The Corporation will bear all reasonable solicitation fees and expenses and the Corporation estimates that such fees and expenses should be approximately $5,000 in the aggregate.

      The contents and the sending of this Proxy Statement have been approved by the Board of Directors of the Corporation.

                        WORKGROUP TECHNOLOGY CORPORATION

                              AMENDED AND RESTATED
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



         1. Purpose. This Non-Qualified Stock Option Plan, to be known as the Amended and Restated 1996 Non-Employee Director Stock Option Plan (hereinafter, this "Plan") is intended to promote the interests of Workgroup Technology Corporation (hereinafter, the "Company") by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board").

         2. Available Shares. The total number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") for which options may be granted under this Plan shall not exceed 300,000 shares, subject to adjustment in accordance with paragraph 10 of this Plan. Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan.

         3. Administration. This Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

         4. Automatic Grant of Options. Subject to the availability of shares under this Plan,

                  (a) each person who is elected or appointed a member of the Board on or after June 1, 2000 and who is not an employee or officer of the Company (a "Non-Employee Director") shall be automatically granted on the later of (i) the date on which the stockholders of the Company approve the amendment and restatement of the Plan or (ii) the date such person is first elected to the Board, without further action by the Board, an option to purchase 48,000 shares of the Common Stock, and

                  (b) each person who is a member of the Board who is a Non-Employee Director on the date upon which his most recently granted option to purchase shares of Common Stock becomes fully vested shall be automatically granted on each such date an option to purchase 48,000 shares of the Common Stock.

The options to be granted under this paragraph 4 shall be the only options ever to be granted at any time to such member under this Plan.

         5. Option Price. The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of paragraph 10 of this Plan. For purposes of this Plan, if, at the time an option is granted under the Plan, the Company's Common

Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market List. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

         6. Period of Option. Unless sooner terminated in accordance with the provisions of paragraph 8 of this Plan, an option granted hereunder shall expire on the date which is ten (10) years after the date of grant of the option.

         7. (a) Vesting of Shares and Non-Transferability of Options. Options granted under this Plan shall not be exercisable until they become vested. Options granted under this Plan shall vest in the optionee and thus become exercisable in twelve (12) equal quarterly installments beginning three months from the date of grant provided, that, in the event that an optionee's term as a director expires at, and such optionee is not reelected and does not continue to serve as a director following, the date of an annual meeting of stockholders within the 90-day period preceding any vesting date, the installment of such option corresponding to such vesting date shall vest on the date of such meeting.

         The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan.

                  (b) Non-transferability. Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.

         8. Termination of Option Rights.

                  (a) Except as otherwise specified in the agreement relating to an option, in the event an optionee ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 90 days of the date the optionee ceased to be a member of the Board; and all options shall terminate after such 90 days have expired.

                  (b) In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) for a period of one year thereafter.

         9. Exercise of Option. Subject to the terms and conditions of this Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to its principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determined in accordance with the provisions of paragraph 5 or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

         10. Adjustments Upon Changes in Capitalization and Other Events. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

                  (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                  (b) Recapitalization Adjustments. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, each option granted under this plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full twenty (20) days prior to the effective date of such event. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, adjustments in the number and kind of shares authorized by this Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option, shall be made. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

                  (c) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                  (d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in paragraph 2 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this paragraph 10 and its determination shall be conclusive.

         11. Restrictions on Issuance of Shares. Notwithstanding the provisions of paragraphs 4 and 9 of this Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

                           (i) The issuance of shares with respect to which the option has been exercised is at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

                           (ii) Counsel for the Company shall have given an opinion that the issuance of such shares is exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

         12. Legend on Certificates. The certificates representing shares issued pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

         13. Representation of Optionee. If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

         14. Option Agreement. Each option granted under the provisions of this Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the officer executing it.

         15. Termination and Amendment of Plan. Options may no longer be granted under this Plan after January 26, 2006, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on such matter at a meeting, (a) increase the maximum number of shares for which options may be granted under this Plan (except by adjustment pursuant to Section 10), (b) materially modify the requirements as to eligibility to participate in this Plan, (c) materially increase benefits accruing to option holders under this Plan or (d) amend this Plan in any manner which would cause

Rule 16b-3 under the Securities Exchange Act (or any successor or amended provision thereof) to become inapplicable to this Plan; and provided further that the provisions of this Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

         16. Withholding of Income Taxes. Upon the exercise of an option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee's gross income.

         17. Compliance with Regulations. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

         18. Governing Law. The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.


Approved by Board of Directors of the Company: January 26, 1996.

Approved by Stockholders of the Company: January 26, 1996.

Amended and Restated by the Stockholders of the Company: ___________.

                                     PROXY

                        WORKGROUP TECHNOLOGY CORPORATION

                  Proxy for the Annual Meeting of Stockholders

                            To be held July 28, 2000

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




The undersigned hereby appoints Patrick H. Kareiva and Cathey M. McDyer, and each of them, proxies, with full power of substitution, to vote all shares of stock of Workgroup Technology Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Friday, July 28, 2000, at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, 22nd Floor, Boston, Massachusetts 02110, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 26, 2000, a copy of which has been received by the undersigned. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof, and upon which the persons named as attorneys in the proxies may exercise discretion under applicable law.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                SEE REVERSE SIDE

[X] Please mark votes as in this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


1. To elect a member to the Board of Directors for the specified term or until his successor is elected and qualified:

     Class II Nominee (three-year term):  Patrick H. Kareiva

     FOR  [ ]      WITHHELD  [ ]


2. To amend and restate the Corporation's Non-Employee Director Stock Option Plan to (i) increase the number of shares of the Corporation's common stock, $0.01 par value per share (the "Common Stock"), available for issuance thereunder to 300,000 shares and (ii) amend Section 4 thereof so that upon initial election to the Corporation's Board of Directors and after each three year period of service on the Board of Directors, a director shall receive an option to purchase 48,000 shares of Common Stock.

     FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]


[ ]  MARK HERE IF YOU PLAN TO ATTEND THE MEETING

[ ]  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT


If signing as attorney, executor, trustee or guardian, please give your full title as such.
If stock is held jointly, each owner should sign.




________________________________________
Signature                     Date



________________________________________
Signature                     Date